NEWS	Exhibit 99.1

Tara Kurian
VP, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2024 Q3 Financial Results
Q3 Diluted EPS of $0.08 and Q3 Adjusted Diluted EPS of $0.21
Updates Full Year 2024 Guidance
Announces Strategic Re-Franchise of Brazil Operations

TAMPA, Fla., November 8, 2024 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2024 (“Q3 2024”) compared to the third quarter 2023 (“Q3 2023”).

CEO Comments
“In my first 60 days, I have been impressed with the resiliency and capabilities of our team during two hurricanes, as well as the potential that I see in our iconic brands,” said Mike Spanos, CEO. “As I continue listening and learning during this evaluative period, it is clear to me that our path to sustainable sales and profit growth will be enabled by our team members executing a consistent and elevated guest experience, focusing first on Outback Steakhouse. Our full year guidance has been updated to reflect our results and near term trends. We are committed to improving our performance.”

Spanos continued, “I am excited to announce our Brazil franchise partnership with Vinci Partners. I am confident that our scale and brand leadership in Brazil, combined with Vinci’s local expertise, will maximize future growth potential.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q3
	2024	2023	CHANGE
Diluted earnings per share	$0.08	$0.45	$(0.37)
Adjustments (1)	0.13	(0.04)	0.17
Adjusted diluted earnings per share (1)	$0.21	$0.41	$(0.20)

___________________
(1)Adjusted diluted earnings per share for Q3 2023 has been recast to remove the previously included non-GAAP adjustment of 5.4 million diluted weighted average common shares outstanding related to the convertible note hedge contracts entered into at the issuance of the 2025 Notes. See non-GAAP Measures later in this release. Also see Tables Four, Six and Seven for details regarding the nature of diluted earnings per share adjustments for the periods presented.

Third Quarter Financial Results

(dollars in millions, unaudited)	Q3 2024	Q3 2023	CHANGE
Total revenues	$1,038.8	$1,079.8	(3.8)%

GAAP operating income margin	1.7%	5.4%	(3.7)%
Adjusted operating income margin (1)	3.0%	5.3%	(2.3)%

Restaurant-level operating margin (1)	12.5%	13.8%	(1.3)%
Adjusted restaurant-level operating margin (1)	12.5%	14.0%	(1.5)%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Six for details regarding the nature of restaurant-level operating margin and operating income margin adjustments, respectively.

•The decrease in Total revenues was primarily due to: (i) lower comparable restaurant sales, (ii) the effect of foreign currency translation of the Brazilian Real relative to the U.S. dollar and (iii) the net impact of restaurant closures and openings.

•GAAP operating income margin decreased from Q3 2023 primarily due to: (i) a decrease in restaurant-level operating margin, as detailed below, (ii) lapping of a lease termination gain in Q3 2023 and closure costs in Q3 2024 from the closure of nine restaurants in Hong Kong, (iii) higher general and administrative expense primarily from executive transition costs and strategic initiative related professional fees and (iv) higher depreciation and amortization expense.

•Restaurant-level operating margin decreased from Q3 2023 primarily due to lower restaurant sales, as discussed above and higher labor, operating and commodity costs, primarily due to inflation. These decreases were partially offset by an increase in average check per person and the impact of certain cost-saving and productivity initiatives.

•Adjusted income from operations primarily excludes: (i) the Q3 2023 lease termination gain and Q3 2024 closure costs in Hong Kong and (ii) executive transition costs and strategic initiative related professional fees.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 29, 2024	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	(1.3)%
Carrabba’s Italian Grill	(1.5)%
Bonefish Grill	(4.1)%
Fleming’s Prime Steakhouse & Wine Bar	1.2%
Combined U.S.	(1.5)%

International
Outback Steakhouse - Brazil (2)	(3.6)%
___________________
(1)For Q3 2024, comparable restaurant sales compare the thirteen weeks from July 1, 2024 through September 29, 2024 to the thirteen weeks from July 3, 2023 through October 1, 2023. See Table Ten for details regarding our fiscal and comparable basis calendars.
(2)Excludes the effect of fluctuations in foreign currency rates and the benefit of Brazil value added tax exemptions. Includes trading day impact from calendar period reporting.

Dividend Declaration and Share Repurchases
On October 22, 2024, our Board of Directors declared a quarterly cash dividend of $0.24 per share, payable on December 11, 2024 to stockholders of record at the close of business on November 25, 2024.

Year to date we repurchased 10.1 million shares for a total of $265.7 million during 2024 and have $96.8 million of share repurchase authorization remaining under the 2024 Share Repurchase Program.

Fiscal 2024 Financial Outlook
The table below presents our updated expectations for selected 2024 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated.

Financial Results:	Prior Outlook	Current Outlook
U.S. comparable restaurant sales	Down 1% to Flat	(1.0%) to (0.5%)

Commodity inflation	2% to 3%	Approx. 1%

GAAP effective tax rate (1)	26% to 28%	NM

Adjusted effective tax rate	8% to 10%	6% to 7%

GAAP diluted earnings per share (1)(2)	$0.25 to $0.45	($0.26) to ($0.16)

Adjusted diluted earnings per share (3)	$2.10 to $2.30	$1.72 to $1.82
___________________
NM    Not meaningful.
(1)Guidance does not include estimates of impairments, gain or loss on sale or transaction-related costs of the Brazil transaction.
(2)For GAAP purposes assumes diluted weighted average shares of approximately 86 million.
(3)Assumes diluted weighted average shares of approximately 89 million, considering the expected adjusted net income position.

Q4 2024 Financial Outlook
The table below presents our expectations for selected fiscal Q4 2024 financial operating results.

Financial Results:	Q4 2024 Outlook
U.S. comparable restaurant sales	(2.0%) to (1.0%)

GAAP diluted earnings per share (1)(2)	$0.31 to $0.41

Adjusted diluted earnings per share (2)	$0.32 to $0.42
___________________
(1)Guidance does not include estimates of impairments, gain or loss on sale or transaction-related costs of the Brazil transaction.
(2)Assumes diluted weighted average shares of approximately 86 million.

Strategic Re-Franchise of Brazil Operations
On November 6, 2024, we entered into a Purchase Agreement with Vinci Partners to sell 67% of our Brazil operations for R$1.4 billion Brazilian Reais (approximately $243 million in U.S. dollars based on the current exchange rate). This reflects a total enterprise value of R$2.06 billion Brazilian Reais or 6.5x trailing twelve months EBITDA, net of royalties. This strategic re-franchise includes an on-going royalty stream. The purchase price will be paid in two installments: 52% on the closing date and 48% on the first anniversary of the closing date. We have an option to sell our remaining stake in 2028.

BofA Securities, Inc. acted as exclusive financial advisor to the Company.

Conference Call
The Company will host a conference call today, November 8, 2024 at 8:30 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company’s restaurant portfolio includes Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 46 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five, Six and Seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2024 Financial Outlook” and “Q4 2024 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to complete the Brazil franchise partnership transaction and the impact of such transaction on our future results; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Revenues
Restaurant sales	$1,025,090	$1,064,413	$3,308,142	$3,429,977
Franchise and other revenues	13,681	15,420	44,822	47,296
Total revenues	1,038,771	1,079,833	3,352,964	3,477,273
Costs and expenses
Food and beverage	304,285	321,865	998,177	1,057,305
Labor and other related	312,968	314,432	985,083	981,908
Other restaurant operating	280,018	281,084	851,111	837,349
Depreciation and amortization	50,208	47,998	149,015	141,865
General and administrative	68,485	62,246	196,413	191,408
Provision for impaired assets and restaurant closings	5,597	(6,008)	32,731	(857)
Total costs and expenses	1,021,561	1,021,617	3,212,530	3,208,978
Income from operations	17,210	58,216	140,434	268,295
Loss on extinguishment of debt	(225)	—	(136,022)	—
Interest expense, net	(15,953)	(12,843)	(44,371)	(38,248)
Income (loss) before (benefit) provision for income taxes	1,032	45,373	(39,959)	230,047
(Benefit) provision for income taxes	(6,509)	(58)	5,159	21,186
Net income (loss)	7,541	45,431	(45,118)	208,861
Less: net income attributable to noncontrolling interests	629	903	3,439	4,745
Net income (loss) attributable to Bloomin’ Brands	$6,912	$44,528	$(48,557)	$204,116

Earnings (loss) per share:
Basic	$0.08	$0.50	$(0.56)	$2.30
Diluted	$0.08	$0.45	$(0.56)	$2.08

Weighted average common shares outstanding:
Basic	85,063	88,707	86,258	88,794
Diluted	86,164	98,548	86,258	97,987

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Revenues
Restaurant sales	$877,052	$901,138	$2,870,036	$2,975,145
Franchise and other revenues	10,273	11,834	34,566	36,052
Total revenues	$887,325	$912,972	$2,904,602	$3,011,197
International Segment
Revenues
Restaurant sales	$148,038	$163,275	$438,106	$454,832
Franchise and other revenues	3,408	3,586	10,256	11,244
Total revenues	$151,446	$166,861	$448,362	$466,076
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$38,853	$68,014	$216,014	$304,265
International	15,608	22,034	30,496	67,028
Total segment income from operations	54,461	90,048	246,510	371,293
Unallocated corporate operating expense	(37,251)	(31,832)	(106,076)	(102,998)
Total income from operations	$17,210	$58,216	$140,434	$268,295

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	SEPTEMBER 29, 2024	DECEMBER 31, 2023
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$83,632	$111,519
Net working capital (deficit) (1)	$(587,912)	$(659,021)
Total assets	$3,433,609	$3,424,081
Total debt, net	$1,092,189	$780,719
Total stockholders’ equity	$244,971	$412,003
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Income from operations	$17,210	$58,216	$140,434	$268,295
Operating income margin	1.7%	5.4%	4.2%	7.7%
Less:
Franchise and other revenues	13,681	15,420	44,822	47,296
Plus:
Depreciation and amortization	50,208	47,998	149,015	141,865
General and administrative	68,485	62,246	196,413	191,408
Provision for impaired assets and restaurant closings	5,597	(6,008)	32,731	(857)
Restaurant-level operating income (1)	$127,819	$147,032	$473,771	$553,415
Restaurant-level operating margin	12.5%	13.8%	14.3%	16.1%
Adjustments:
Asset impairments and closure-related charges	—	—	434	—
Partner compensation (2)	—	1,894	—	1,894
Total restaurant-level operating income adjustments	—	1,894	434	1,894
Adjusted restaurant-level operating income	$127,819	$148,926	$474,205	$555,309
Adjusted restaurant-level operating margin	12.5%	14.0%	14.3%	16.2%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.
(2)Costs incurred in connection with the transition to a new partner compensation program.

U.S.	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Income from operations	$38,853	$68,014	$216,014	$304,265
Operating income margin	4.4%	7.4%	7.4%	10.1%
Less:
Franchise and other revenues	10,273	11,834	34,566	36,052
Plus:
Depreciation and amortization	41,922	39,829	122,506	117,368
General and administrative	27,945	24,868	79,853	72,809
Provision for impaired assets and restaurant closings	1,868	(6,008)	14,939	(857)
Restaurant-level operating income	$100,315	$114,869	$398,746	$457,533
Restaurant-level operating margin	11.4%	12.7%	13.9%	15.4%
Adjustments:
Asset impairments and closure-related charges	—	—	434	—
Partner compensation (1)	—	1,894	—	1,894
Total restaurant-level operating income adjustments	—	1,894	434	1,894
Adjusted restaurant-level operating income	$100,315	$116,763	$399,180	$459,427
Adjusted restaurant-level operating margin	11.4%	13.0%	13.9%	15.4%
_________________
(1)Costs incurred in connection with the transition to a new partner compensation program.

International	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Income from operations	$15,608	$22,034	$30,496	$67,028
Operating income margin	10.3%	13.2%	6.8%	14.4%
Less:
Franchise and other revenues	3,408	3,586	10,256	11,244
Plus:
Depreciation and amortization	6,184	6,231	20,140	18,275
General and administrative	9,098	7,725	22,240	22,033
Provision for impaired assets and restaurant closings	3,728	—	17,791	—
Restaurant-level operating income	$31,210	$32,404	$80,411	$96,092
Restaurant-level operating margin	21.1%	19.8%	18.4%	21.1%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) ADJUSTED CHANGE QUARTER TO DATE
	SEPTEMBER 29, 2024		SEPTEMBER 24, 2023
	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage	29.7%	29.7%	30.2%	30.2%	0.5%
Labor and other related	30.5%	30.5%	29.5%	29.4%	(1.1)%
Other restaurant operating	27.3%	27.3%	26.4%	26.4%	(0.9)%

Restaurant-level operating margin	12.5%	12.5%	13.8%	14.0%	(1.5)%

	THIRTY-NINE WEEKS ENDED				FAVORABLE (UNFAVORABLE) ADJUSTED CHANGE YEAR TO DATE
	SEPTEMBER 29, 2024		SEPTEMBER 24, 2023
	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage	30.2%	30.2%	30.8%	30.8%	0.6%
Labor and other related	29.8%	29.8%	28.6%	28.6%	(1.2)%
Other restaurant operating	25.7%	25.7%	24.4%	24.4%	(1.3)%

Restaurant-level operating margin	14.3%	14.3%	16.1%	16.2%	(1.9)%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating margin adjustments. All restaurant-level operating margin adjustments for the periods presented were recorded within Labor and other related expense.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
Consolidated	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Income from operations	$17,210	$58,216	$140,434	$268,295
Operating income margin	1.7%	5.4%	4.2%	7.7%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	1,894	434	1,894
Asset impairments and closure-related charges (2)	5,127	(6,586)	33,873	(6,586)
Executive transition costs (3)	4,121	—	4,121	—
Strategic initiative fees (4)	3,000	—	4,000	—
Transaction-related expenses (5)	1,490	—	1,490	—
Other (6)	—	3,436	—	3,436
Total income from operations adjustments	13,738	(1,256)	43,918	(1,256)
Adjusted income from operations	$30,948	$56,960	$184,352	$267,039
Adjusted operating income margin	3.0%	5.3%	5.5%	7.7%

U.S. Segment
Income from operations	$38,853	$68,014	$216,014	$304,265
Operating income margin	4.4%	7.4%	7.4%	10.1%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	1,894	434	1,894
Strategic initiative fees (4)	3,000	—	4,000	—
Asset impairments and closure-related charges (2)	—	(6,586)	13,858	(6,586)
Other (6)	—	1,147	—	1,147
Total income from operations adjustments	3,000	(3,545)	18,292	(3,545)
Adjusted income from operations	$41,853	$64,469	$234,306	$300,720
Adjusted operating income margin	4.7%	7.1%	8.1%	10.0%

International Segment
Income from operations	$15,608	$22,034	$30,496	$67,028
Operating income margin	10.3%	13.2%	6.8%	14.4%
Adjustments:
Asset impairments and closure-related charges (2)	5,127	—	19,227	—
Transaction related expenses (5)	288	—	288	—
Total income from operations adjustments	5,415	—	19,515	—
Adjusted income from operations	$21,023	$22,034	$50,011	$67,028
Adjusted operating income margin	13.9%	13.2%	11.2%	14.4%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)The thirteen and thirty-nine weeks ended September 29, 2024 include asset impairment, closure costs and severance primarily in connection with the Q2 2024 decision to close nine restaurants in Hong Kong, within the international segment. The thirty-nine weeks ended September 29, 2024 also includes asset impairment, closure costs and severance in connection with the Q4 2023 decision to close 36 older, predominately underperforming U.S. restaurants. The thirteen and thirty-nine weeks ended September 24, 2023 include a lease termination gain and related restaurant closure costs within the U.S. segment.
(3)Compensation costs and professional fees related to our CEO transition and severance related to other executive level changes.
(4)Represents fees incurred in connection with a project-based strategic initiative. The costs incurred represent third-party consulting fees related to a strategic initiative to develop revenue growth management capabilities for Outback Steakhouse and are included in General and administrative expense. We expect to incur additional fees for this project for the remainder of 2024. Given the magnitude and scope of this initiative and that it is not expected to recur in the foreseeable future after 2024, we consider these incremental expenses to be distinct from other consulting fees that we incur in the ordinary course of business and not reflective of the ongoing costs to operate our business or operating performance in the period.

(5)Costs incurred in connection with the strategic review and agreement to sell the majority ownership of our Brazil operations and pending franchise partnership transaction.
(6)Primarily includes professional fees, severance and other costs not correlated to our core operating performance during the period.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Net income (loss) attributable to Bloomin’ Brands	$6,912	$44,528	$(48,557)	$204,116
Adjustments:
Income from operations adjustments (1)	13,738	(1,256)	43,918	(1,256)
Loss on extinguishment of debt (2)	—	—	135,797	—
Total adjustments, before income taxes	13,738	(1,256)	179,715	(1,256)
Adjustment to provision for income taxes (3)	(2,498)	(2,650)	(4,466)	(2,650)
Net adjustments	11,240	(3,906)	175,249	(3,906)
Adjusted net income	$18,152	$40,622	$126,692	$200,210

Diluted earnings (loss) per share	$0.08	$0.45	$(0.56)	$2.08
Adjusted diluted earnings per share (4)(5)	$0.21	$0.41	$1.41	$2.04

Diluted weighted average common shares outstanding (5)	86,164	98,548	86,258	97,987
Adjusted diluted weighted average common shares outstanding (4)(5)	86,164	98,548	90,057	97,987
________________
(1)See Table Six Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(2)Includes losses in connection with the partial repurchase of the 2025 Notes.
(3)Includes the tax effects of non-GAAP adjustments determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates for all periods presented. The difference between GAAP and adjusted effective income tax rates during the thirty-nine weeks ended September 29, 2024 primarily relates to nondeductible losses and other tax costs associated with the partial repurchase of the 2025 Notes. The thirteen and thirty-nine weeks ended September 24, 2023 include a $2.9 million adjustment related to a Brazil federal income tax exemption on certain state VAT benefits.
(4)Adjusted diluted weighted average common shares outstanding for the thirteen weeks ended September 29, 2024 and September 24, 2023 and the thirty-nine weeks ended September 29, 2024 and September 24, 2023 were calculated including the effect of 0.7 million, 5.4 million, 2.0 million and 5.1 million dilutive securities, respectively, for outstanding 2025 Notes and the effect of 0.3 million, 3.8 million, 1.4 million and 3.4 million dilutive securities, respectively, for the Warrant Transactions, as defined below. In connection with the offering of the 2025 Notes, we entered into convertible note hedge transactions (the “Convertible Note Hedge Transactions”) and concurrently entered into warrant transactions relating to the same number of shares of our common stock (the “Warrant Transactions”). If our stock price is in excess of the conversion price of the 2025 Notes ($10.79 and $11.26 as of September 29, 2024 and September 24, 2023, respectively), the Convertible Note Hedge Transactions deliver shares to offset dilution from the 2025 Notes, which, in combination with the Warrant Transactions, effectively offset dilution from the 2025 Notes up to the strike price of the Warrant Transactions ($15.11 and $15.77 as of September 29, 2024 and September 24, 2023, respectively). Adjusted diluted earnings per share and adjusted diluted weighted average common shares outstanding for the thirteen and thirty-nine weeks ended September 24, 2023 have been recast to remove the 5.4 million and 5.1 million share benefit, respectively, of the Convertible Note Hedge Transactions which was previously included as a non-GAAP share adjustment.
(5)Due to a GAAP net loss, antidilutive securities are excluded from diluted weighted average common shares outstanding for the thirty-nine weeks ended September 29, 2024. However, considering the adjusted net income position, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024	SEPTEMBER 24, 2023
Labor and other related	$—	$1,894	$434	$1,894
General and administrative	10,006	3,534	13,980	3,534
Provision for impaired assets and restaurant closings	3,732	(6,684)	29,504	(6,684)
Loss on extinguishment of debt	—	—	135,797	—
Provision for income taxes	(2,498)	(2,650)	(4,466)	(2,650)
Net adjustments	$11,240	$(3,906)	$175,249	$(3,906)

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	JUNE 30, 2024	OPENINGS	CLOSURES	SEPTEMBER 29, 2024
U.S.
Outback Steakhouse
Company-owned	549	2	(1)	550
Franchised	125	—	(2)	123
Total	674	2	(3)	673
Carrabba’s Italian Grill
Company-owned	192	—	—	192
Franchised	18	—	—	18
Total	210	—	—	210
Bonefish Grill
Company-owned	162	—	—	162
Franchised	4	—	—	4
Total	166	—	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	63	—	—	63
Aussie Grill
Company-owned	4	—	—	4
Franchised	2	—	—	2
Total	6	—	—	6
U.S. total	1,119	2	(3)	1,118
International
Company-owned
Outback Steakhouse - Brazil (1)	165	7	—	172
Other (1)	38	1	(9)	30
Franchised
Outback Steakhouse - South Korea	93	1	—	94
Other	50	—	(1)	49
International total	346	9	(10)	345
System-wide total	1,465	11	(13)	1,463
System-wide total - Company-owned	1,173	10	(10)	1,173
System-wide total - Franchised	292	1	(3)	290
____________________
(1)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other, are reported as of May 31, 2024 and August 31, 2024, respectively, to correspond with the balance sheet dates of this subsidiary.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 29, 2024 (1)	SEPTEMBER 24, 2023	SEPTEMBER 29, 2024 (1)	SEPTEMBER 24, 2023
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (2)
Outback Steakhouse	(1.3)%	(1.1)%	(0.9)%	1.6%
Carrabba’s Italian Grill	(1.5)%	3.0%	0.4%	4.4%
Bonefish Grill	(4.1)%	(0.5)%	(3.7)%	2.2%
Fleming’s Prime Steakhouse & Wine Bar	1.2%	(4.1)%	(0.8)%	(0.9)%
Combined U.S.	(1.5)%	(0.5)%	(1.1)%	1.9%
International
Outback Steakhouse - Brazil (3)(4)	(3.6)%	4.1%	(1.9)%	7.3%

Traffic:
U.S.
Outback Steakhouse	(3.9)%	(6.1)%	(4.0)%	(4.3)%
Carrabba’s Italian Grill	(3.4)%	(0.1)%	(2.7)%	0.3%
Bonefish Grill	(8.5)%	(5.7)%	(6.7)%	(3.1)%
Fleming’s Prime Steakhouse & Wine Bar	(7.3)%	(4.4)%	(6.7)%	(2.1)%
Combined U.S.	(4.4)%	(4.7)%	(4.2)%	(3.1)%
International
Outback Steakhouse - Brazil (3)	(7.7)%	(1.0)%	(4.9)%	(1.0)%

Average check per person (5):
U.S.
Outback Steakhouse	2.6%	5.0%	3.1%	5.9%
Carrabba’s Italian Grill	1.9%	3.1%	3.1%	4.1%
Bonefish Grill	4.4%	5.2%	3.0%	5.3%
Fleming’s Prime Steakhouse & Wine Bar	8.5%	0.3%	5.9%	1.2%
Combined U.S.	2.9%	4.2%	3.1%	5.0%
International
Outback Steakhouse - Brazil (3)	3.4%	5.1%	2.4%	8.3%
____________________
(1)For Q3 2024, U.S. comparable restaurant sales, traffic and average check per person compare the thirteen weeks from July 1, 2024 through September 29, 2024 to the thirteen weeks from July 3, 2023 through October 1, 2023, and for the thirty-nine weeks from January 1, 2024 through September 29, 2024 to the thirty-nine weeks from January 2, 2023 through October 1, 2023. See Table Ten for details regarding our fiscal and comparable basis calendars.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil value added tax exemptions.
(4)Includes trading day impact from calendar period reporting.
(5)Includes the impact of menu pricing changes, product mix and discounts.

TABLE TEN
BLOOMIN’ BRANDS, INC.
FISCAL AND COMPARABLE CALENDAR CALCULATION DATES
(UNAUDITED)
FISCAL CALENDAR BASIS	COMPARABLE CALENDAR BASIS
Q1
January 1, 2024 - March 31, 2024	January 1, 2024 - March 31, 2024
vs.	vs.
December 26, 2022 - March 26, 2023	January 2, 2023 - April 2, 2023
Q2
April 1, 2024 - June 30, 2024	April 1, 2024 - June 30, 2024
vs.	vs.
March 27, 2023 - June 25, 2023	April 3, 2023 - July 2, 2023
Q3
July 1, 2024 - September 29, 2024	July 1, 2024 - September 29, 2024
vs.	vs.
June 26, 2023 - September 24, 2023	July 3, 2023 - October 1, 2023
Q4
September 30, 2024 - December 29, 2024	September 30, 2024 - December 29, 2024
vs.	vs.
September 25, 2023 - December 31, 2023	October 2, 2023 - December 31, 2023
Total Year
January 1, 2024 - December 29, 2024	January 1, 2024 - December 29, 2024
vs.	vs.
December 26, 2022 - December 31, 2023	January 2, 2023 - December 31, 2023
____________________
Note: Financial statements for 2024 are reported on a Fiscal Calendar Basis. Due to the 53rd week in Fiscal Year 2023, our financial statement comparisons are one week different year over year. Comparable restaurant sales are reported on a Comparable Calendar Basis. We believe this provides the most accurate assessment of comparable sales.

SOURCE: Bloomin’ Brands, Inc.